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                               MARKETING AGREEMENT

         This Marketing Agreement (the "Agreement") is made and entered into as of the 5th day of May, 1997 by and between Compare Generiks, Inc., a Delaware corporation ("CGI") and Body Dynamics, Inc., an Indiana corporation ("BDI").

                              W I T N E S S E T H:

         WHEREAS, CGI is engaged in the business of marketing and distributing dietary supplements and over-the-counter non-prescription pharmaceutical products; and

         WHEREAS, BDI is engaged in the business of marketing vitamin, herbs and non-prescription pharmaceutical products; and

         WHEREAS, CGI and BDI wish to enter into an agreement whereby BDI markets certain products distributed by CGI in the "Max Brand" and "HeadsUp" product ranges; and

         WHEREAS, BDI acknowledges that CGI may incur substantial expenses and may expend significant resources in order to acquire additional equipment, incur obligations and employ additional personnel in order to fulfill its obligations to BDI under this Agreement.

         NOW, THEREFORE, the parties for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, agree as follows:

         1. Marketing of Products.

                  (a) Commencing from the date of this Agreement, and during the term hereof (the "Term"), as defined at paragraph 3 hereof, BDI and its successors, assigns, subsidiaries and affiliates (collectively, "BDI") shall market upon the terms of this Agreement the distribution and sale by CGI of all products in the "Max Brand" and "HeadsUp" product ranges as set forth on
Schedule 1(a) hereof (the "Products") for sale to customers solicited by BDI (the "Customers").

                  (b) Nothing herein shall restrict or limit in any manner the right of CGI to sell any other products, to any party, including the Customers, except as expressly set forth herein.

                  (c) BDI shall be responsible for all marketing and sales efforts and all costs relating thereto, including, without limitation, trade shows, brokers' commissions and advertising expenses.


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                  (d) BDI shall ensure that all terms of this Agreement relating to the sale and delivery of Products to the Customers are included in any contract or agreement between the Customers and/or BDI and CGI.


         2. Term of Agreement.

                  (a) The term of this Agreement (the "Term") shall commence on the date hereof (the "Effective Date") and shall continue for a period of two
(2) years, and thereafter will be automatically renewed for successive one (1) year terms unless either party provides written notice of intent to terminate the Agreement as set forth in paragraph 2(b) below and Clause 6 hereof.

                  (b) CGI may, at its sole option and in its sole discretion, for any reason whatsoever, give BDI thirty days' written notice to terminate this Agreement at any time.

         3. Placement and Acceptance of Orders.

                  (a) CGI shall not be obligated to sell to any Customer any item, and shall have the right to reject any order, in whole or in part, whether based upon geographic location, Customer identity, regulatory standards, requirements or concerns or otherwise. In such event, all provisions of this agreement will continue to remain in full force and effect. BDI is prohibited from assisting any Customers from obtaining the Products from any other source during the term of this Agreement.

                  (b) BDI will not market any Product sold by CGI hereunder to any party or entity that BDI knows, or has reason to know or reason to be suspicious, will utilize such product in any manner that is inconsistent with or contrary to prevailing federal and state regulations or laws, including the rules and regulations of any state or federal regulatory organization.

         4. Obligations of BDI; Payment of Marketing Fee.

                  (a) BDI agrees to disclose to CGI all information, documentation and related materials within its possession or knowledge in connection with the Products, including but not limited to distributor and customer lists, sales contracts, customer credit history, price, sale terms, any rebates or other negotiated contracts, either oral or written, verbal promises or other deals relating to the sale or distribution of the Products, any existing pending or potential litigation claims relating or involving the Products, any existing or pending rulings or regulations relating to or involving the use of the Products, and any other information that CGI may request in connection with carrying out the terms of this Agreement (the "Proprietary Information"). CGI agrees to receive such information subject to the restrictions imposed by all regulatory laws and shall exercise the standards of care utilized by CGI treating its own information which it does not wish disclosed outside CGI; provided, however, that this restriction shall not be

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construed to grant any rights to BDI in, to or under the Proprietary Information under the terms of this Agreement.

                  (b) BDI hereby agrees and acknowledges that it has, and shall have, no right, title or interest in the Products, or the Proprietary

Information, including without limitation, any Customer lists or names.

                  (c) CGI agrees to pay to BDI a marketing fee ("Marketing Fee") as follows: CGI shall pay BDI the difference between (i) the purchase price for the Products as billed to the Customer, and (ii) an amount equal to two hundred percent (200%) of the Material Cost of the Products. "Material Cost" shall mean the actual material expenses of PDK Labs Inc. ("PDK") incurred in the manufacture and packaging of the Products. The Material Costs for each item ordered will be determined, in advance, each forty-five (45) days during the term of this Agreement. Upon written request from BDI, CGI will provide to BDI an MRP Schedule reflecting PDK's Material Cost per item. The Marketing Fee is payable monthly, in arrears, within fifteen (15) days of the end of the month in which CGI received payment for the related Products and is only payable upon receipt of the purchase price from the related Customer.

                  (d) CGI has the absolute right in its sole and absolute discretion, if an invoice remains unpaid for a period in excess of 150 days to offset 100% of the Material Cost of the Products delivered pursuant to the delinquent invoice, against the next installment of the Marketing Fee.

                  (e) CGI agrees to be responsible for all returns of Products sold from and after the date of this contract.

                  (f) If CGI terminates this Agreement pursuant to any of the provisions hereof, Marketing Fees shall be paid only in relation to any order placed by a Customer prior to the date of termination of this Agreement. No Marketing Fees shall be paid from and after such date, including, without limitation, in relation to any re-orders of Product by any Customer.

         5. Indemnification. The parties hereby agree to indemnify and hold one another, their officers, directors, agents, servants, employees, subsidiaries and affiliates, harmless from and against any and all claims, suits, demands, losses, liabilities, damages, court costs, (including reasonable attorneys' fees), whether based in contract or in tort, arising out of or related to, or as a consequence of any act or omission of the indemnifying party relating to the Products.

         6. Termination of Agreement.

                  (a) CGI shall have the right to terminate this Agreement at its sole discretion, at any time, upon being advised that any regulatory authority objects to the sale of the Products by CGI to the Customers.

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                  (b) In addition, in the event any regulatory agency restricts or denies further use of any trademarks used by CGI in connection with the Products, all rights and obligations of the parties under this Agreement shall remain in effect, except that the Products will be marketed under a name or names mutually acceptable to CGI and BDI, subject to receipt of the prior written consent of PDK, and consistent with the determination of such regulatory authorities.


                  (c) BDI acknowledges that it shall have earned income from its performance under this Agreement, and that in the event of termination of this Agreement for any reason, the income earned thereby shall constitute its sole earnings, and it shall not be entitled to reimbursement, lost profits or indemnity payments of any kind.

                  (d) Any failure by either party to terminate this Agreement pursuant to Clause 2(b) or this Clause 6 by reason of one or more of the foregoing acts or events shall not constitute a waiver of the right to terminate this Agreement upon reoccurrence or continuance of such acts or events.

         7. Representations and Warranties of BDI. BDI (including all of its subsidiaries and affiliates) represents and warrants to CGI as follows:

         7.1 Organization and Qualification. BDI is a corporation validly existing and in good standing under the laws of the State of Indiana, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted. BDI is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the business of BDI.

         7.2 Subsidiaries and Affiliates. Except as set forth on Schedule 7.2 hereof, BDI has no subsidiaries or affiliates.

         7.3 Validity and Execution of Agreement. BDI has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The stockholders and the board of directors of BDI has approved the transactions contemplated pursuant to this Agreement. This Agreement has been duly executed and delivered by BDI and constitutes the valid and binding obligation of BDI enforceable against it in accordance with its terms.

         7.4 No Conflict. Neither the execution and delivery of this Agreement nor the performance by BDI of the transactions contemplated hereby will: violate or conflict with (a) any of the provisions of the Articles of Incorporation or By-laws or other organizational documents of BDI; (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or

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imposition of any lien in or upon their respective assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any contract, (c) any order, judgment, regulation or ruling of any governmental or regulatory body to which BDI are a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any governmental or regulatory body applicable to BDI.


         7.5 Licenses and Permits. BDI maintains all governmental permits, licenses, registrations and other governmental consents (federal, state and local) which are necessary in connection with its operations and properties, and no others are required. All such permits, licenses, registrations and consents are in full force and effect and in good standing and shall continue to be in full force and effect and in good standing following the consummation of the transactions contemplated by this Agreement.

         7.6 Compliance with Laws. BDI has complied in all respects with all applicable federal, state and local laws, regulations and ordinances or any requirement of any governmental or regulatory body, court or arbitrator affecting the business or the assets the failure to comply with which could have a material adverse effect on the business of BDI.

         7.7 Products. There are no statements, citations or decisions by any governmental or regulatory body that any product marketed or distributed at any time by BDI is defective or fails to meet in any material respect any standards promulgated by any such governmental or regulatory body. There have been no recalls ordered by any such governmental or regulatory body with respect to any product. To the best knowledge of BDI, there is no (a) fact relating to any product that may impose upon the Companies a duty to recall any product or a duty to warn customers of a defect in any product, other than defects about which BDI has issued appropriate and adequate warnings or (b) latent or overt design, manufacturing or other defect in any product.

         7.8 Survival. All of the representations and warranties of BDI contained herein shall survive the date hereof until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitations.

         8. Representations and Warranties of CGI.

         8.1 Organization and Qualification. CGI is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted. CGI is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the business of CGI.

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         8.2 Subsidiaries and Affiliates. Except as set forth on Schedule 8.2 hereof, CGI has no subsidiaries or affiliates.

         8.3 Validity and Execution of Agreement. CGI has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The board of directors of CGI has approved the transactions contemplated pursuant to this Agreement. This Agreement has been duly executed and delivered by CGI and constitutes the valid and binding obligation of CGI enforceable against it in accordance with its terms.

         8.4 No Conflict. Neither the execution and delivery of this Agreement nor the performance by CGI of the transactions contemplated hereby will: violate or conflict with (a) any of the provisions of the Articles of Incorporation or By-laws or other organizational documents of CGI; (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien in or upon their respective assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any contract, (c) any order, judgment, regulation or ruling of any governmental or regulatory body to which CGI are a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any governmental or regulatory body applicable to CGI.

         8.5 Survival. All of the representations and warranties of CGI contained herein shall survive the date hereof until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitations.

         9. Force Majeure. CGI shall not be liable for any delay or failure to perform in accordance with this Agreement if such delay or failure to perform is a result of a strike, lock-out or other labor dispute; riot, insurrection, civil disturbance or other hostility; embargo; inability or delay in obtaining fuel, energy, equipment or power; inability or delay in obtaining labor or materials; inability or delay in obtaining government approvals, permits or licenses; inability or delay in obtaining transportation or other services; fire, flood, lightning, storm, earthquake, or other Act of God; or is a result of causes beyond CGI's reasonable control including but not limited to governmental actions or inactions.

         10. Injunctive Relief. The parties acknowledge that each party will incur considerable expenses in connection with the purchase of Equipment and materials and the employment of personnel in order to fulfill their respective obligations under this Agreement. The parties further acknowledge that the obligations of each party hereunder are of a special, unique and extraordinary character, and would be difficult or impossible to replace and that any breach of this Agreement by either party would result in irreparable and continuing damages to the non-breaching party for which there would be no adequate remedy at law. Accordingly, BDI

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and CGI agree that any breach or threatened breach of this Agreement by either party shall entitle the non-breaching party, its successors and assigns, to injunctive relief, and to such further relief as may be proper, including damages at law and equitable relief, and further agree to hold the non-breaching party harmless from, and indemnify the non-breaching party from any losses or damages sustained, including lost profits, and any expenses incurred, including attorneys fees, arising out of any breach of this Agreement by the breaching party. The parties understand and intend that each restriction agreed to hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the non-breaching party seeks enforcement thereof, such restriction shall be limited to the extent permitted by law. Nothing contained herein shall waive or limit any right or remedy which the non-breaching party may have, either in law or equity, to enforce this Agreement and its rights hereunder.

         11. Nondisclosure. Neither party, nor any person controlled by it, shall for any reason other than fulfilling it obligations hereunder, directly or indirectly, for itself or any other person, use or disclose any trade secrets or confidential information, know-how or proprietary information relating to the other party, except to the extent (i) within the public domain; or (ii) pursuant to a subpoena, court order or applicable law.

         12. Relationship of the Parties. The relationship of the parties created hereby is that of independent contractors, and neither party shall have any right or authority to create or assume any obligation of any kind on behalf of the other.

         13. Disclaimer of Warranties. CGI makes no other representations or warranties except as set forth in this agreement, and CGI expressly disclaims any implied warranties of merchantability, fitness for use or fitness for a particular purpose.

         14. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, telegraphed, telefaxed, sent by facsimile transmission or sent by prepaid air courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, telegraphed, telexed, sent by facsimile transmission and confirmed in writing within three (3) Business Days thereafter or sent by prepaid air courier or (b) three (3) Business Days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this
Section 14):

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                  If to CGI, to:

                           Compare Generiks, Inc.
                           300 Oser Avenue
                           Hauppauge, NY  11788
                           Attn:  Thomas A. Keith
                  If to BDI, to:

                           Body Dynamics, Inc.
                           9700 North Michigan Road
                           Carmel, IN  46032
                           Attn:  Karen Windle-Burcham

         15. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall assign any of its rights or delegate any of its duties or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, the parties hereto do not intend to create hereby, and this Agreement shall not be read or construed to create or grant, any rights or benefits in or for any person or entity other than the parties hereto and any and all such third party rights or benefits are hereby expressly disclaimed and denied.

         16. Governing Laws. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law, and the parties irrevocably agree to submit any controversy or claim arising out of or relating to this Agreement to a court of competent jurisdiction located in the State of New York. The parties agree that any proceedings arising out of, relating to, or brought for the purpose of enforcing this Agreement, or remedying any breach thereof shall be instituted in the courts of the State of New York, and in no other jurisdiction.

         17. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

         18. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         19. Amendment. This Agreement may be amended only by a writing signed by all parties hereto.

         20. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter and supersedes any prior arrangements or understandings (written or otherwise) between them.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date written above.

                                            COMPARE GENERIKS, INC.

                                            By: /s/ Thomas A. Keith
                                                -------------------------------
                                                Thomas A. Keith, President

                                            BODY DYNAMICS, INC.

                                            By: /s/ Karen Windle-Burcham
                                                -------------------------------
                                                Karen Windle-Burcham, President

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